Exhibit 23.1

                 CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Independence Holding Company:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.

                                /s/ KPMG Peat Marwick LLP



New York, New York
October 8, 1998